Exhibit 10.6

Rules of the AMEC Restricted Share Plan

1                                      When will I get my shares?

You will normally be able to get your Shares shortly after the Vesting Date set out in your Award Certificate.

The Company can decide that you will be paid a cash amount equal to the market value of the Shares you would otherwise have got.

Transfer of the Shares may be delayed if the Shares cannot be transferred because of legal or regulatory restrictions (such as those set out in AMEC’s Share Dealing Code).

2                                      What is the difference between a Nil-Cost Option and a Regular Award?

Your Award Certificate will tell you whether your Award is a Nil-Cost Option or a Regular Award.

The only difference is in how you get the Shares. If your Award is a:

•                                        Regular Award, you will get the Shares automatically shortly after the Vesting Date;

•                                        Nil-Cost Option, you have to call for your Shares. You can call for the Shares any time between the Vesting Date and the End Date set out in your Award Certificate. To do this, you just need to contact the Grantor saying that you are exercising your Nil-Cost Option and the Shares will be transferred to you. You do not have to pay for them.  If you don’t call for your Shares by the End Date, you will get the Shares automatically.

The reason you may get your Award in the form of a Regular Award rather than a Nil-Cost Option is that in some jurisdictions tax is levied at the point of vesting so there is no advantage in being able to vary the timing of exercise.

3                                      How many Shares will I get?

You will get the number of Shares set out in your Award Certificate. There are no performance conditions.

4                                      What happens if I leave?

If, before the Vesting Date, you give or receive notice of the termination of your employment so that you will no longer be employed by AMEC or a Member of the Group, your Award will lapse on the date of that notice and you will not get any Shares.

5                                      What if I die?

If you die, all the Shares will be transferred to your personal representatives as soon as practicable after your death.

6                                      What about tax?

Income Tax and social security is generally levied on the value of your Award at the time it vests or when you exercise (depending on the applicable jurisdiction) and AMEC is generally required to withhold this.  Accordingly, sufficient Shares will be automatically sold by us to cover this obligation and paid over to the relevant tax authorities on your behalf.  Details of the amounts withheld will be provided to you at the time.  If you are assigned to another country and so become subject to another tax jurisdiction, we will advise you of the implications for this Award at that time.

Again depending on jurisdiction, Capital Gains Tax may additionally be payable (on any additional increase in the share price since vesting/exercise) when you sell your Shares but in that case it will be your responsibility to report this to the relevant authorities and settle any tax due.

If you are in any doubt about your tax position, you are advised to seek independent professional advice.

7                                      Fine print

7.1                            Granting Awards

The Grantor can grant an Award to any employee of any Member of the Group (other than an executive director of the Company) selected by it over such number of Shares as it may decide. When granting an Award, the Grantor will decide the Vesting Date, whether the Award is a Nil-Cost Option or a Regular Award and, if it is a Nil-Cost Option, the End Date.

Awards will be granted by deed. If you are granted an Award, you will be provided with an Award Certificate setting out the matters referred to above. The Award Certificate need not be the deed.

7.2                            Voting and dividends

As a holder of an Award, you do not own the Shares subject to that Award. As such, you cannot vote or receive dividends, and do not have any other rights of a shareholder, until the Shares are transferred to you following the Vesting Date (in the case of Regular Awards) or the exercise date (in the case of Nil-Cost Options).

7.3                            No transfer of Awards

Except for a transfer to your personal representatives on death, you cannot transfer, assign, charge, pledge or otherwise dispose of an Award or any rights in respect of it. Any attempt to do so will result in the immediate lapsing of your Award. Following the Vesting Date (in the case of Regular Awards) or the exercise date (in the case of Nil-Cost Options), you will be a shareholder and will be free to deal with your Shares in the same way as any other shareholder, subject to any dealing restrictions which may apply to you.

7.4                            Rights issues etc

The Company can adjust the number or class of Shares or securities subject to your Award if there is a rights issues or a variation in the equity share capital of the Company, including a capitalisation, sub-division, consolidation or reduction of share capital, a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010, a special dividend or distribution or any other corporate event which might affect the current or future value of your Award.

7.5                            Change of Control

You will get all your Shares as soon as reasonably practicable following a Change of Control. Nil-Cost Options will be treated as having been exercised on the date of the Change of Control.

However, the Company may decide that you will not get any Shares at the time of the Change of Control but that your Award will instead be automatically exchanged for an equivalent award over shares in another company. The new award will vest at the same time and on the same terms as your Award and references in these rules to ‘Shares’ will be treated as references to shares in that other company and references to ‘Company’ as references to that other company.

7.6                            Providing the Shares

The Grantor will procure the transfer of Shares or payment of cash to the Participant. New Shares may not be issued to satisfy Awards.

7.7                            Relationship with employment

Nobody has any right to the grant of any Award. The grant of an Award on one or more occasions does not give rise to any right to the grant of an Award on any other occasion and any implied term to that effect is expressly excluded. These rules do not form part of your contract of employment and your rights and obligations under that contract shall not be affected by the rules or any Award. In particular, the grant of Awards does not create any right to, or expectation of, continued employment.

7.8                            Amendment

The Company can amend these rules in any way, including amendments which affect Awards already made.

7.9                            Definitions

‘Award’ means a conditional right to acquire Shares which may be Regular Award or a Nil-Cost Option;

‘Award Certificate’ means the Award Certificate referred to in rule 7.1;

‘Change of Control’ means any of the following events:

(a)                               where a person (or a group of persons acting in concert) obtains Control (as defined in Section 995 of the Income Tax Act 2007) of the Company by virtue of a general offer becoming or being declared wholly unconditional; or

(b)                               where the Court sanctions a compromise or arrangement under section 899 of the Companies Act 2006; or

(c)                                where a person (or a group of persons acting in concert) serves a notice to acquire Shares under section 981 Companies Act 2006; or

(d)                               where a resolution is passed for the voluntary winding-up of the Company; or

(e)                                if an administration order is made in relation to the Company; or

(f)                                 notices are sent of a meeting called under section 3 of the Insolvency Act 1986 in relation to a proposed voluntary arrangement in respect of the Company.

‘Company’ means AMEC plc registered in England with number 1675285;

‘End Date’ means the last date for exercise of a Nil-Cost Option under rule 2;

‘Grantor’ means the person specified in the Award Certificate who will be responsible for providing Shares or cash under rule 7.6, and this may be the Company, any Member of the Group or the trustee of any employee benefit trust set up for employees of the AMEC group;

‘Member of the Group’ means the Company and any subsidiary within the meaning of section 1159 of the Companies Act 2006 and, except in relation to rule 7.1, any other company which the Company decides is associated with the Company;

‘Share’ means ordinary share in the capital of the Company (or any share representing it);

‘Vesting Date’ means the date set out in the Award Certificate.